Investor Presentation February 2021

Highlights 1. 2020 results - FFO as Adjusted was $0.88 per share, down 24% compared to 2019, driven by elevated bad debt expense - SP NOI with redevelopment decreased by 14% compared to 2019 - SP occupancy was 91.8%, down 110 bps compared to 2019 due to the bankruptcy of Century 21 - Executed 93 new leases, renewals, and options totaling 1.3M sf with average cash rent spreads of 5% - Reinstated quarterly dividend at $0.15 per share 2. COVID-19 business update - Collection rates continue to improve: 93% of 4Q20 gross rent, 89% of 3Q20, and 81% of 2Q20 - 99% of our tenants are open - Rent deferrals totaling ~$8 million, or 2% of annual gross rent, have been executed or approved, many in exchange for eliminating use restrictions, co-tenancy clauses, reducing no-build areas and increasing lease term 3. Leasing activity is strong - Grocer demand remains robust: • Recently executed – ShopRite (Huntington) and Uncle Giuseppe’s (Briarcliff Commons) • Actively negotiating – Aldi, Sprouts, and others - Discounters, home improvement, and off-price retailers in negotiation: Target, TJX, Burlington, BJ’s, Lowe’s, Five Below - Shop space demand remains active in health/beauty, wireless, optical, mattress, and medical/urgent care users - Restaurant and food service tenants continue to pursue new locations: • In-line – Sweetgreen, Ani Ramen, Jersey Mike’s, First Watch, & Pizza, Kura Sushi, Bluestone Lane, Crumbl Cookies • Pads – Shake Shack, Panda Express, Chick-fil-A, Jollibee, Starbucks, Texas Roadhouse - Approximately $11 million of future annual gross rent (~5% increase to NOI) from leases executed, but not rent commenced 4. NOI recovery - We expect to generate positive SP NOI growth in 2021 and are targeting to achieve pre-COVID NOI during 2023 INVESTOR PRESENTATION FEBRUARY 2021 | 1

5. Development - $132 million of active redevelopment projects under way, expected to generate an ~8% unlevered yield - $87 million remains to be funded - Lower risk projects as average investments are only $12 million and anchor leases are executed prior to construction - Largest projects include Huntington Commons, Broomall Commons, Lodi, and Briarcliff Commons - Hired Danielle De Vita as EVP, Development; Danielle spent 18 years at Simon Property Group where she directed more than $3 billion of development projects in the Premium Outlet Platform - Pipeline of projects targeted to activate in 2021 includes Bergen, Bruckner, Hudson, and Yonkers ($75 - $100 million) 6. Acquisitions - Acquired Sunrise Mall in Massapequa, NY, a 1.1M sf mall on 77 acres of land in Nassau County, for ~$30 million; price equated to $400K/acre or $30/sf; in-place zoning provides tremendous redevelopment potential - Opportunistically seeking assets in need of capital and creativity 7. Cash flow stream is becoming stronger and more diversified - ~60% of our estimated asset value is grocery-anchored – expected leasing activity will increase this rate to 70%+ - ~10% of our estimated asset value is anchored by Home Depot or Lowe’s, offering comparable stability to grocery-anchored properties - ~5% of our estimated asset value is industrial and is expected to increase given the demand in our markets • Recently executed 130K sf industrial lease at Lodi – evaluating several other properties for industrial conversion/densification - Residential, office, and self-storage will likely account for an increasing percentage of our asset value as we densify our properties Highlights (continued) INVESTOR PRESENTATION FEBRUARY 2021 | 2

Highlights (continued) INVESTOR PRESENTATION FEBRUARY 2021 | 3 8. Balance sheet is intentionally built for cyclical disruption - Net debt to EBITDA of 6.6x - Total liquidity of ~$1 billion; $419 million of cash and $600 million available under our line of credit - No debt maturing until 2022; weighted average term of maturity of 5.5 years - Effectively eliminated $92 million of mortgage debt on two refinancing transactions in Puerto Rico - Repurchased $54 million of common stock at $9/share during the pandemic, implying a $45 million gain based on our current stock price 9. Earnings Growth Drivers - Short-term: Lower bad debt, rent commencements on signed leases and redevelopments coming online, lower interest expense, accretion from 5.9M share buyback during 2020, and earnings from Sunrise Mall - Medium-term: Rent commencements on signed leases and completing active redevelopment projects, occupancy gains, and acquisitions - Long-term: NOI from $1B of flagship redevelopment projects, continued occupancy gains, rent spread on renewals, and acquisitions 10. ESG - Committed to maintaining sustainable operations and establishing long-term sustainability goals - Will publish first GRESB and ESG report this summer

How We Are Different Demographics and retail supply constraints: portfolio located in the most densely- populated, supply-constrained market in the country Geographic concentration: 80% of total value located in first-ring suburbs within the NY metropolitan area and 90% concentrated in DC to Boston corridor Open air format: well-positioned for consumers to access essential goods and services; locations facilitate last mile delivery and provide easy BOPIS and curbside pickup Balance sheet: significant cash balance, low leverage, debt consists entirely of single asset non-recourse mortgages Control of our assets: we wholly-own 72 of 74 properties and are the controlling partner of both joint ventures Stability: our properties are anchored by high performing essential businesses: 60% of asset value anchored by grocers, 10% by Home Depot or Lowe’s, and 5% are industrial assets Opportunity for growth: 92% same-property occupancy compared to peak of 98%; visible growth from lease negotiations underway; $1B redevelopment pipeline INVESTOR PRESENTATION FEBRUARY 2021 | 4

Urban Edge Team Judy Knop SVP, Development & Construction Cecilia Li SVP, Information Technology Leigh Lyons SVP, Leasing Dan Reilly SVP, Property Accounting Paul Schiffer VP, Leasing Rob Milton EVP & General Counsel Jen Holmes Chief Accounting Officer Danielle De Vita EVP, Development Scott Auster SVP, Leasing Bob DiVita SVP, Deputy General Counsel Chris Weilminster EVP, Chief Operating Officer Mark Langer EVP, Chief Financial Officer Herb Eilberg Chief Investment Officer Jeff Olson Chairman and Chief Executive Officer INVESTOR PRESENTATION FEBRUARY 2021 | 5

High-Quality, Irreplaceable Portfolio INVESTOR PRESENTATION FEBRUARY 2021 | 6 (1) Based on most recent sales for supermarkets reporting with at least one full year of operations as of December 31, 2020. (2) Based on annualized base rent as of December 31, 2020. - Concentrated in first-ring suburbs within the NY metropolitan area, the most densely-populated, supply-constrained market in the country - Average of 230,000 people living within a 3-mile radius - Northern New Jersey, our largest market, is one of the most supply-constrained regions of the country with only 11 square feet of retail gross leasable area per capita - Impossible to replicate as assets of comparable quality rarely trade - Anchored by high-volume, value and necessity retailers - Average supermarket generates $827 PSF in annual sales(1) - Top tenants: Home Depot, TJX, Lowe’s, Best Buy and Walmart(2) - Portfolio ripe with significant redevelopment opportunities

Portfolio Concentrated in DC to Boston Corridor ■ less than 150 ■ 150 – 250 ■ 250 – 750 ■ 750 – 1500 ■ 1500 – 3000 ■ 3000 – 5000 ■ 5000 – 7500 ■ 7500 or more Persons Per Sq. Mile (2017) INVESTOR PRESENTATION FEBRUARY 2021 | 7 - 63 of the company’s 74 properties representing ~90% of NOI are situated in the DC to Boston corridor - Most heavily urbanized region in the US - Population of 50 million - 931 people per square mile, over 10x higher than the US average 63 Properties; ~90% of Net Operating Income

First-Ring Suburbs of NY Metro: 46 Properties; ~80% of Total Value ■ less than 150 ■ 150 – 250 ■ 250 – 750 ■ 750 – 1500 ■ 1500 – 3000 ■ 3000 – 5000 ■ 5000 – 7500 ■ 7500 or more Persons Per Sq. Mile (2017) - Migration from NYC has benefited first-ring suburbs - Neighborhood shopping centers benefiting from desire for more spacious residences and outdoor space - Trend of young people moving to suburbs started prior to the pandemic and has accelerated with more people putting down roots in suburbs - WFH policies will evolve and employees will likely have flexibility to move outside of core urban markets INVESTOR PRESENTATION FEBRUARY 2021 | 8

Portfolio Has Favorable Supply/Demand Ratio Source: Bank of America Global Research, June 2020 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 65 60 55 50 45 40 35 30 Households per square mile (DEMAND) R e ta il G L A p e r H o u se h o ld (S U P P LY ) BRX AAT SITC RPAI WRI KIM REG FRTUE ROIC INVESTOR PRESENTATION FEBRUARY 2021 | 9

Top 20 Tenants by Annualized Base Rent Data as of December 31, 2020. (1) Source: S&P Global. INVESTOR PRESENTATION FEBRUARY 2021 | 10 Total Square Feet ABR Tenant S&P Rating(1) in thousands in millions % of Total ABR The Home Depot, Inc. A 809 $15.0 6% The TJX Companies, Inc. A 715 14.3 5% Lowe’s Companies, Inc. BBB+ 976 8.6 3% Best Buy Co, Inc. BBB 359 7.8 3% Walmart Inc. AA 708 7.5 3% Burlington Stores, Inc. BB 416 7.2 3% Kohl’s Corporation BBB- 633 6.5 2% PetSmart, Inc. B 257 6.4 2% Ahold Delhaize (Stop & Shop) NR 424 6.4 2% BJ’s Wholesale Club Inc. BB 454 5.8 2% Target Corporation A 336 5.3 2% ShopRite Supermarkets NR 296 5.2 2% LA Fitness International LLC NR 245 4.3 2% The Gap, Inc. BB- 151 4.2 2% Whole Foods Market, Inc. A+ 101 3.8 1% Staples, Inc. B 168 3.6 1% Sears Holding Corporation NR 522 3.4 1% Bob’s Discount Furniture NR 171 3.2 1% Dick’s Sporting Goods, Inc. NR 154 2.7 1% 24 Hour Fitness NR 54 2.4 1% Total / Weighted Average 7,950 $123.5 47%

Leasing

INVESTOR PRESENTATION FEBRUARY 2021 | 12 Leasing Today… Adding essential tenants with quality grocers leading the way — one size doesn’t fit all as market factors drive demand ranging from discount brands to gourmet/specialty or ethnic in addition to national brands Elevating our food offerings with new concepts in both quick service restaurant and casual dining Balancing our retail environments with premium healthcare operators including major hospital systems as well as boutique wellness providers Leveraging the ‘nesting’ trend with home improvement, home furnishings and home accessories tenants

INVESTOR PRESENTATION FEBRUARY 2021 | 13 … and the Future The convergence of e-commerce and the store will continue to benefit our prime first-ring suburban assets. We are enhancing our centers with better tenants, resulting in increased traffic and lower cap rates.

INVESTOR PRESENTATION FEBRUARY 2021 | 14 Retailers Expanding Today Operating ~1,000 stores and plans to double the company’s footprint over the next few years Operating 769 stores with long-term goal to reach 1,000 stores Operating ~1,300 stores and is targeting 1,500 to 1,700 stores in the next few years Operating ~320 stores and expanding Operating ~530 stores and expanding Expanded into seven new communities in 2020 and will continue to expand in 2021 Plans to add 22,000 stores to its portfolio by 2030 which include a mix of new store formats Plans to open 35 to 40 restaurants in 2021 and 45 to 50 in 2022 Plans to open 200+ restaurants in 2021

INVESTOR PRESENTATION FEBRUARY 2021 | 15 Leasing Update Upgrading portfolio with high performing retailers including ShopRite, Uncle Giuseppe’s, Bed Bath & Beyond, industrial grocer warehouse, and medical office New Leases Executed ~430K sf New Same Space Spreads 17.5% cash rent spread 7 of the 9 anchor leases expiring in 2021 are expected to be renewed; 2 anchor leases aggregating less than 100K sf are being marketed 222K sf of anchor leases rolling 319K sf of shop leases rolling 20212020 Lease maturities are manageable with only:

INVESTOR PRESENTATION FEBRUARY 2021 | 16 Anchor Leasing Update Stabilization/ Annual Gross Property New Tenant/Prospect SF Status Rent ($M) Executed: Plaza at Woodbridge Bed Bath & Beyond, buybuy Baby 56,000 1Q21 1.3 Salem Fun City 39,000 4Q21 0.5 Briarcliff Commons Uncle Giuseppe’s 38,000 4Q21 0.7 Huntington Commons ShopRite 65,000 1Q22 1.5 Lodi AAA Wholesale Group 127,000 1Q22 2.1 Broomall Commons National Retailer 45,000 2Q22 1.2 Total Executed 370,000 7.3 In Process: Shops at Bruckner Grocer/Discounter 36,000 Negotiating Hudson Mall Grocer/Discounter 37,000 Negotiating Broomall Commons Arts & Crafts/Home Furnishing and Accessories 40,000 Negotiating Las Catalinas Entertainment 123,000 Negotiating Wilkes-Barre Commons Grocer/Kitchen Showroom 31,000 Marketing Bergen Town Center Marketing 157,000 Marketing Bruckner Commons Warehouse Club/Fitness/Athletics 43,000 In discussions Burnside Commons Evaluating redevelopment 62,000 Retail and other uses Total in Process 529,000

Development

INVESTOR PRESENTATION FEBRUARY 2021 | 18 Development Update Target $132 million of active projects as of December 31, 2020: - 8% unlevered yield expected - $87 million remains to be funded - $93 million of projects activated during 2020 - Pre-leased projects (85% sf executed excluding self-storage) - New grocer and industrial tenants will drive cap rate compression Project Est. Cost Stabilization Status Huntington Commons $31,200 3Q22 Retenanting former Kmart with ShopRite, tenant repositioning and facade renovations Broomall Commons 17,500 3Q22 Retenanting former 85K sf Giant Food with national retailers and repositioning center (45K sf executed) Lodi 15,400 1Q22 Converting former National Wholesale Liquidator space into ~130K sf warehouse for AAA Wholesale Group and constructing a new 3K sf retail pad Kearny Commons 11,600 3Q21 Expanding by 22K sf to accommodate a 10K sf Ulta (open) and other tenants as well as adding a freestanding Starbucks (open) Tonnelle Commons 10,800 4Q21 Adding ~100K sf CubeSmart self-storage facility on excess land (open) Briarcliff Commons 10,500 1Q22 Retenanting former ShopRite with Uncle Giuseppe’s, adding new 3K sf pad in parking lot Outlets at Montehiedra 9,200 4Q21 Constructing new 14K sf parcel for Walgreens and Global Mattress and adding a new 3K sf pad The Plaza at Woodbridge 8,900 1Q21 Backfilled former Toys “R” Us space with Bed Bath & Beyond and buybuy Baby (open) Huntington Commons 5,400 1Q21 Converted 11K sf basement space into office space (open) The Plaza at Woodbridge 4,100 2Q22 Repurposed 82K sf of unused basement space into Extra Space self-storage facility (open) Wilkes-Barre 3,400 2Q21 Adding new Panera Bread pad Mt. Kisco Commons 3,000 4Q21 Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant Salem 1,400 4Q21 Retenanting former Babies “R” Us with Fun City Total $132,400

INVESTOR PRESENTATION FEBRUARY 2021 | 19 Huntington Commons | Huntington, NY Retenant former Kmart box with ShopRite, relocate Marshalls and upgrade façade, parking, and landscaping. BEFORE AFTER

INVESTOR PRESENTATION FEBRUARY 2021 | 20 Huntington Commons | Huntington, NY Retenant former Kmart box with ShopRite, relocate Marshalls and upgrade façade, parking, and landscaping. BEFORE AFTER

INVESTOR PRESENTATION FEBRUARY 2021 | 21 Huntington Commons | Huntington, NY 10 11 9 8 7 65 4 3 2 1 18 19 This exhibit shall not be deemed a warranty, representation or agreement by landlord that the layout or configuration of the shopping center, or any part thereof, shall remain as shown hereon. Landlord reserves the right to modify the shopping center, or any part thereof, in accordance with the provisions of the lease. Site Plan Highlights Total SF 215,520 Parking Spaces 1,391 Acres 16.13 Vacant/Available Occupied

INVESTOR PRESENTATION FEBRUARY 2021 | 22 Broomall Commons | Broomall, PA Retenant former Giant Food with national retailers. BEFORE AFTER

INVESTOR PRESENTATION FEBRUARY 2021 | 23 Broomall Commons | Broomall, PA Site Plan Highlights Total SF 168,906 Parking Spaces 676 Parking Ratio 4 per 1,000 sf ¤ 3 2A 44,597 SF 2B 42,148 SF 3 19 ,3 2 9 S F � � � � � � P ylon National Tenant Lease Executed This exhibit shall not be deemed a warranty, representation or agreement by landlord that the layout or configuration of the shopping center, or any part thereof, shall remain as shown hereon. Landlord reserves the right to modify the shopping center, or any part thereof, in accordance with the provisions of the lease. Vacant/Available Leased/Under Construction Occupied

INVESTOR PRESENTATION FEBRUARY 2021 | 24 Lodi | Lodi, NJ Convert former National Wholesale Liquidators to a hybrid industrial and retail facility for AAA Wholesale and add a restaurant pad. BEFORE AFTER

8 PENN CENTER 1628 JFK BLVD; SUITE 1810 PHILADLEPHIA, PA 19103 215.482.1950 T WWW.SARGARCH.COM LODI REDEVELOPMENT INVESTOR PRESENTATION FEBRUARY 2021 | 25 Lodi | Lodi, NJ

INVESTOR PRESENTATION FEBRUARY 2021 | 26 Briarcliff Commons | Morris Plains, NJ July 31, 2020Briarcliff Commons - Morris Plains, NJ Before South Elevation Newly redeveloped center adding Uncle Giuseppe’s (filling 40k sf vacancy), and a new 3K sf pad in parking lot. BEFORE AFTER

FUTURE RETAIL 3,250 SF INVESTOR PRESENTATION FEBRUARY 2021 | 27 Briarcliff Commons | Morris Plains, NJ Site Plan Highlights Total SF 178,698 Parking Spaces 891 Acres 27.30 Vacant/Available Leased (not occupied) Occupied

INVESTOR PRESENTATION FEBRUARY 2021 | 28 Development Pipeline Largest pipeline projects are advancing: Project Strategy Bergen Town Center Creating a more dynamic open-air retail experience: pursue options for residential, office and other uses on property, improve outdoor experience with expanded walkways, new seating and dining options and improve tenant mix Yonkers Gateway Center Pursuing entitlements for residential; creating master plan to re-tenant the front parcel while simultaneously pursuing residential entitlements for the back of the asset Bruckner Commons Reposition asset with improved retail mix Hudson Mall De-malling interior space; adding a mix of retailers and industrial or self-storage uses Portfolio offers numerous densification opportunities, which benefits from the flexible format of shopping centers and the fact that 75% of our land consists of parking lots

02.01.21 Bergen Town Center: Development Plans Full Build: Mall Level: Base Spring Valley Ave New Jers ey S tate High way Rout e 4 Fo re st A ve Fo re st A ve S pring Valley R d Spring Valley Ave Legend RestaurantsRetail Entertainment Health & WellnessAnchor Vertical Core Office Residential DRAFT INVESTOR PRESENTATION FEBRUARY 2021 | 29 Bergen Town Center | Paramus, NJ Develop a mix of uses including residential and/or office; common area improvements and enhancements to improve merchandising Anchor Retail Vertical Core Office Residential Restaurant

INVESTOR PRESENTATION FEBRUARY 2021 | 30 Bergen Town Center | Paramus, NJ Develop a mix of uses including residential and/or office; common area improvements and enhancements to improve merchandising

INVESTOR PRESENTATION FEBRUARY 2021 | 31 Yonkers Gateway Center | Yonkers, NY Develop a plan to pursue mix of uses including residential and additional retail.

INVESTOR PRESENTATION FEBRUARY 2021 | 32 Bruckner Commons | Bronx, NY Reposition asset with improved retail mix

INVESTOR PRESENTATION FEBRUARY 2021 | 33 Bruckner Commons | Bronx, NY Reposition asset with improved retail mix

INVESTOR PRESENTATION FEBRUARY 2021 | 34 Hudson Mall | Jersey City, NJ CLENDENNY AVENUE NEW JERSEY STATE HIGHWAY ROUTE 40 83 82 18 89 1 10 5 1A 49 47 52 2019 21 22 24 26 29 3331 27 Vacant/Available Occupied De-malling interior space; adding a mix of retailers and industrial or self-storage uses

INVESTOR PRESENTATION FEBRUARY 2021 | 35 Hudson Mall | Jersey City, NJ

Acquisition/Disposition Strategy

INVESTOR PRESENTATION FEBRUARY 2021 | 37 Acquisition/Disposition Strategy Opportunistically target value-add assets - Assets with potential for value creation through leasing, redevelopment and repurposing - Focus on distressed/motivated sellers and special situations - Generate off-market opportunities and early looks through relationships with owners, brokers, lenders and third parties Acquisition focus - D.C. to Boston with focus on New York City metro - Infill submarkets with high-quality demographics - Below market rents, above average sales and sustainable health ratios - NOI growth - Yielding land plays with optionality for incorporating non-retail uses - Attractive, risk-adjusted returns Disposition focus - Smaller assets in non-core markets - Return on capital or time no longer attractive - Seek to achieve tax efficient transactions where possible via 1031s

INVESTOR PRESENTATION FEBRUARY 2021 | 38 Recently Acquired Sunrise Mall (Massapequa, NY) Acquired on December 31, 2020 for ~$30M - Formed strategic partnership with Sagamore Hill Partners, an affiliate of RIPCO Real Estate, and JG Petrucci, an established industrial developer - Urban Edge will serve as managing member with 82.5% interest 1.2 million sf of retail space on 77 acres Excellent access to major roadways and proximity to JFK airport Tremendous redevelopment potential - Unique scale - In-place zoning for industrial

Financial Strength

Liquidity and Balance Sheet Total liquidity of approximately $1 billion, comprised of $419 million of cash on hand and $600 million available under our line of credit Successfully refinanced two mortgages on malls located in Puerto Rico in 2020: - Montehiedra – Eliminated $35 million of debt with a new $82 million ten-year mortgage at 5% interest rate - Las Catalinas – Modified $129 million loan agreement to include the following terms: - Option to repay the loan at discounted value of $72.5 million; - Extension of loan’s maturity date from August 2024 to February 2026; and - Conversion from an amortizing 4.4% loan to interest only payments with a reduced interest pay rate over the next three years starting at 3% in 2021 and increasing 50 basis points annually until returning to 4.4% in 2024 and thereafter Outstanding indebtedness is made up entirely of 33 separate non-recourse mortgages aggregating $1.6 billion which provide flexibility on an asset-by-asset basis. INVESTOR PRESENTATION FEBRUARY 2021 | 40 Maturity Profile (Balloon payments only, $ millions) Weighted Average Term to Maturity 5.5 years Weighted Average Cost of Debt 3.9%

Earnings Growth Drivers INVESTOR PRESENTATION FEBRUARY 2021 | 41 Short-term (one year) Improved collection rates expected to lower bad debt expense Rent commencement on previously executed leases including new anchors at Plaza at Woodbridge, Salem and Huntington Commons Lower interest expense from mortgages refinanced in 2020 and the repayment of our LOC Kearny expansion, Tonnelle self-storage and new pads at Montehiedra expected to stabilize in back half of 2021 Accretion from repurchasing 5.9M shares at $9/share during 2020 Shop leasing expected to generate modest rent growth in later part of 2021 Earnings from Sunrise Mall Opportunistically seeking new acquisitions Medium-term (2-3 years) Several large active redevelopment projects underway including Huntington (ShopRite), Briarcliff (Uncle Giuseppe’s) Broomall (national retailer) and Lodi (AAA Wholesale) will stabilize during 2022 Additional rent commencement from previously executed anchor deals Occupancy gains expected to continue as leasing environment improves post vaccination roll out Acquisition of new assets Long-term (> 3 years) $1B of Flagship redevelopment projects expected to generate significant new NOI NOI growth expected to improve from stabilized retail base and better mix of non- retail uses (industrial, residential, office, etc.) Lease roll from short-term renewals executed during 2019-2020 expected to provide rent growth Prior acquisitions expected to achieve accelerated growth in this period from retenanting and redevelopment Acquisition of new assets

Environmental, Social and Governance (ESG)

INVESTOR PRESENTATION FEBRUARY 2021 | 43 Our Commitment - We are committed to maintaining sustainable operations and believe that our long-term sustainability goals will provide positive financial and environmental outcomes for shareholders, tenants, employees and the communities in which we invest. - We formalized an internal ESG Committee in 2020 and; - We expect to publish our first Global Real Estate Sustainability Benchmark (“GRESB”) and ESG report by Summer 2021. Environmental Initiatives - We have undertaken a number of initiatives that conserve energy and reduce waste in an effort to make our portfolio both high-performing and sustainable including: LED lighting retrofits, energy efficient roofing, alternative energy, waste reduction and management. Social Responsibility - Our employees enjoy excellent subsidized health and wellness benefits, professional training and development workshops, on-site meals, ergonomic office equipment, telecommuting opportunities and generous policies encouraging work/life balance. - We have a robust community-outreach program and encourage our employees to participate in a number of local and national charitable organizations by offering matched donations. Since 2015, we have donated over $600,000 to various charitable initiatives. We are also committed to using our properties to better our local communities. We have hosted more than 100 local organizations, non-profits, and community partners at our properties to support the wellness and prosperity of the communities we serve. Corporate Governance - We are committed to sound corporate governance, which strengthens the accountability of our Board and promotes the long term interests of our shareholders. We believe that our corporate governance standards and policies yield honest, transparent and accountable trustees and executive officers. Environmental, Social and Governance (ESG)

Forward Looking Statements INVESTOR PRESENTATION FEBRUARY 2021 | 44 Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our actual future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this presentation. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, particularly our retail tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at- home” orders and social distancing practices, as well as to individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of our retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) the potential adverse impact on returns from redevelopment projects, and (e) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the loss or bankruptcy of major tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic and the significant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results in the second quarter of 2020 or future quarters; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2020, and the other documents filed by the Company with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this presentation.

Non-GAAP Financial Measures & Operating Metrics Non-GAAP Financial Measures The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company’s operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company’s non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance: • FFO: The Company believes Funds From Operations (FFO) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts (REITs). FFO, as defined by the National Association of Real Estate Investment Trusts (Nareit) and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT’s main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions. • FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company’s method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. • Cash NOI: The Company uses cash Net Operating Income (NOI) internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses cash NOI margin, calculated as cash NOI divided by total revenue, which the Company believes is useful to investors for similar reasons. INVESTOR PRESENTATION FEBRUARY 2021 | 45

Non-GAAP Financial Measures & Operating Metrics (continued) • Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area (GLA) is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company’s properties. While there is judgment surrounding changes in designations, a property is removed from the same- property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company also provides disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments. • EBITDAre and Adjusted EBITDAre: Earnings Before Interest, Tax, Depreciation and Amortization (EBITDAre) and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit’s Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company’s operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company’s ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of ongoing operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included herein. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of December 31, 2020, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage. The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the Company’s most recently available public filings at http://investors.uedge.com/news, and a reconciliation of net debt to EBITDAre and Adjusted EBITDAre is provided herein. Operating Metrics The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties. Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the relevant periods being compared. Occupancy metrics presented for the Company’s same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared. INVESTOR PRESENTATION FEBRUARY 2021 | 46

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